INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Sovereign Bancorp, Inc.
(Successors of First State Financial Services, Inc.):


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-20186, Form S-8 No. 33-29038, Form S-8 No. 33-39453, Form S-8
No. 33-44108, Form S-8 No. 33-89526, Form S-8 No. 33-89592, Form S-8 No.
333-05251, Form S-8 No. 333-05309, Form S-3 No. 33-46870, and Form S-3 No.
333-39113) of Sovereign Bancorp, Inc. and in the related prospectus of our report dated November 26, 1996 relating to the consolidated balance sheet of First State Financial Services, Inc. and subsidiaries as of September 30, 1996, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the two-year period ended September 30, 1996, which report appears in the 1997 Annual Report on Form 10-K of Sovereign Bancorp, Inc. The financial statements referred to above are not separately presented in the 1997 Annual Report on Form 10-K of Sovereign Bancorp, Inc.


                                                 /s/ KPMG Peat Marwick LLP

Short Hills, New Jersey
March 9, 1998